UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018 (December 7, 2018)

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 North Dairy Ashford
Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 293-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02                        DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 7, 2018, the Board of Directors of ConocoPhillips (the “Company”) approved the following changes to the Company’s senior management, which will be effective January 1, 2019:

•                  Glenda M. Schwarz, currently vice president and Controller, will become vice president and Treasurer.

•                  Catherine A. Brooks, currently General Auditor of the Company, will become vice president and Controller.

Ms. Brooks, age 54, served as General Auditor of the Company since August 2018. Prior to serving as General Auditor, Ms. Brooks was the Company’s Assistant Controller from February 2016 to August 2018. She became Manager, Finance & Performance Analysis in April 2014 and served in that role until February 2016. Ms. Brooks previously held the position of Manager, External Reporting from May 2010 to April 2014. There is no arrangement or understanding between Ms. Brooks and any other person pursuant to which Ms. Brooks was appointed as vice president and Controller. There are no family relationships between Ms. Brooks and any of the Company’s directors or executive officers. There have been no related party transactions involving Ms. Brooks (or any of her immediate family members) during the period since December 31, 2016.

Ms. Brooks will participate in the compensation programs described under “Compensation Discussion and Analysis” beginning on page 45 of ConocoPhillips’ Proxy Statement relating to its 2018 Annual Meeting of Stockholders, as filed with the SEC on April 2, 2018, which description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

	By:	/s/ Kelly B. Rose
December 10, 2018		Kelly B. Rose
Senior Vice President, Legal, General Counsel and Corporate Secretary